WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>    5

<PERIOD-TYPE>                                          9-MOS
<PERIOD-START>
<FISCAL-YEAR-END>                                Dec-29-2000
<PERIOD-END>                                     Sep-29-2000
<CASH>                                                     0<F4>
<SECURITIES>                                               0<F18>
<RECEIVABLES>                                              0<F10>
<ALLOWANCES>                                               0<F23>
<INVENTORY>                                                0<F6>
<CURRENT-ASSETS>                                           0<F7>
<PP&E>                                                     0<F9>
<DEPRECIATION>                                             0<F8>
<TOTAL-ASSETS>                                             0<F3>
<CURRENT-LIABILITIES>                                      0<F5>
<BONDS>                                                    0<F11>
<PREFERRED-MANDATORY>                                      0<F12>
<PREFERRED>                                                0<F14>
<COMMON>                                                   0<F13>
<OTHER-SE>                                                 0<F15>
<TOTAL-LIABILITY-AND-EQUITY>                               0<F17>
<SALES>                                                    0<F19>
<TOTAL-REVENUES>                                           0<F2>
<CGS>                                                      0<F20>
<TOTAL-COSTS>                                              0<F16>
<OTHER-EXPENSES>                                           0<F21>
<LOSS-PROVISION>                                           0<F22>
<INTEREST-EXPENSE>                                         0<F24>
<INCOME-PRETAX>                                            0<F1>
<INCOME-TAX>                                               0<F27>
<INCOME-CONTINUING>                                        0<F26>
<DISCONTINUED>                                             0<F28>
<EXTRAORDINARY>                                            0<F25>
<CHANGES>                                                  0<F29>
<NET-INCOME>                                               0<F30>
<EPS-BASIC>                                                0<F32>
<EPS-DILUTED>                                              0<F31>

<F1> See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F2> See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F3> See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F4> See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F5> See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F6> See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F7> See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F8> See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F9> See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F10>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F11>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F12>See Sept. 29, 2000 Statement of Net assets in Liquidation.
<F13>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F14>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F15>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F16>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F17>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F18>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F19>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F20>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F21>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F22>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F23>See Sept. 29, 2000 Statement of Net Assets in Liquidation.
<F24>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F25>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F26>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F27>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F28>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F29>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F30>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F31>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.
<F32>See Sept. 29, 2000 Statement of Changes in Net Assets in Liquidation.

